                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         PATINA OIL & GAS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         PATINA OIL & GAS CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          PATINA OIL & GAS CORPORATION

                 Notice of 2000 Annual Meeting of Stockholders

                              and Proxy Statement

                                 April 24, 2000



 IMPORTANT: WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON, THE ACCOMPANYING FORM OF PROXY SHOULD BE COMPLETED, SIGNED AND RETURNED AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED

                          Patina Oil & Gas Corporation

                                                                  April 24, 2000

Dear Stockholder:

   On behalf of the Board of Directors, it is my pleasure to invite you to attend our 2000 Annual Meeting of Stockholders. It will be held in Denver, Colorado at the corporate offices of the Company at 1625 Broadway, Suite 2000 on Thursday, May 25, 2000 at 9:00 a.m. Mountain Daylight Time.

   The matters we will address at the Annual Meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement. Subsequent to the Annual Meeting, we plan to review the business and affairs of the Company and our plans for the coming year. Stockholders are welcome to submit questions in advance of the meeting or at the conclusion of management's presentation. The Annual Report for the year ended December 31, 1999 is enclosed.

   Your vote is important to the Company. We urge you to vote your shares whether or not you plan to attend the Annual Meeting. Please consider, complete, date, sign and return the enclosed proxy card. You may revoke your proxy prior to or at the meeting and still vote in person if you so desire.

                                          Sincerely yours,

                                          Thomas J. Edelman
                                          Chairman

        1625 Broadway, Suite 2000, Denver, Colorado 80202 (303) 389-3600

                          PATINA OIL & GAS CORPORATION
                           1625 Broadway, Suite 2000
                             Denver, Colorado 80202

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND PLACE:

   The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 1625 Broadway, 20th Floor, Denver, Colorado, on Thursday, May 25, 2000, at 9:00 a.m. Mountain Daylight Time.

ITEMS OF BUSINESS:

    1. To elect a board of seven directors, each for a one year term;

    2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year; and

    3. To transact any other business which properly may be brought before the Annual Meeting or any adjournment(s) thereof.

RECORD DATE AND STOCKHOLDERS ENTITLED TO VOTE:

   The holders of shares of Common Stock and the 8.50% Preferred Stock of record as of the close of business on April 14, 2000 are entitled to notice of and to vote as described under "Voting and Revocability of Proxies" in the attached Proxy Statement. Stockholders who are individuals may attend and vote at the Annual Meeting in person or by proxy. Stockholders that are corporations may attend by appearance of a duly authorized representative and vote at the Annual Meeting by proxy. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for the inspection by any stockholder who may be present.

   Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Only stockholders of record at the close of business on April 14, 2000 will be entitled to vote at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David J. Kornder
                                          Secretary

Denver, Colorado
April 24, 2000

                          PATINA OIL & GAS CORPORATION
                                 1625 Broadway
                                   Suite 2000
                             Denver, Colorado 80202

                               ----------------

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 25, 2000

                               ----------------

Introduction

   The Board of Directors of Patina Oil & Gas Corporation (the "Company") is soliciting proxies to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate offices in Denver, Colorado on May 25, 2000 at 9:00 a.m. Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 24, 2000.

   The persons named as proxies are Thomas J. Edelman, Chairman and Chief Executive Officer of the Company and David J. Kornder, Chief Financial Officer and Secretary of the Company.

Voting and Revocability of Proxies

   The matters covered by this proxy solicitation are (i) the election of seven directors, each for a one year term, (ii) the approval of the appointment of Arthur Andersen LLP as the Company's independent auditors and, (iii) such other matters, if any, as may be properly brought before the Annual Meeting. The proxy permits stockholders to withhold voting for any or all nominees for election as directors and to vote against or abstain from voting on the other matters if the stockholder so chooses. At the close of business on April 14, 2000, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 16,454,335 shares of Common Stock. Each such share of Common Stock is entitled to one vote at the Annual Meeting. In addition, the Company had outstanding 1,818,511 shares of 8.50% Convertible Preferred Stock (the "8.50% Preferred Stock"). The 8.50% Preferred Stock entitles the holder to 2.6316 votes for each share held. Accordingly, the holders of the 8.50% Preferred Stock are entitled to a total of 4,785,594 votes on all matters to be considered at the Annual Meeting. A majority of the 21,239,929 votes outstanding is necessary for a quorum at the Annual Meeting.

Quorum and Adjournments

   A majority of the 21,239,929 votes outstanding is necessary for a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present, in person or by proxy, at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

   Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the nominees for director and proposals identified herein.

Expenses of Solicitation

   The expenses of preparing, printing and mailing this proxy statement and the proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone.

Votes Required

   The stockholders will elect directors and ratify the Company's auditors by plurality of votes present and entitled to vote at the Annual Meeting.

Broker Non-Votes and Abstentions

   Brokers who hold shares in street name for customers are required to vote shares in accordance with the instructions received from the beneficial owners. Brokers are not permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are permitted to indicate a "broker non-vote" on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections.

Default Voting

   A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted "FOR" both proposals listed in the Notice of Annual Meeting of Stockholders and any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Annual Meeting.

This proxy statement is dated April 24, 2000.

                       PROPOSAL I--ELECTION OF DIRECTORS

   The Board of Directors has, by resolution, fixed the number of directors at seven. Each nominee is presently serving as a director and has served as a director of the Company or its predecessor for the period indicated in his or her biography. The term of each director presently serving will terminate at the Annual Meeting when the respective successor of each is elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board of Directors.

   The Board of Directors recommends that the stockholders vote FOR EACH of the nominees listed below.

Nominees for Election at Annual Meeting:

   Christopher C. Behrens (39) has served as a Director of the Company since February 1999. Mr. Behrens has been a General Partner at Chase Capital Partners since 1999 and a principal since 1994. Chase Capital Partners is a General Partner of Chase Venture Capital Associates, L.P. Prior to assuming that position, Mr. Behrens was a Vice President in the Chase Manhattan Corporation's Merchant Banking Group. He received his Bachelor of Arts from the University of California at Berkeley and his M.B.A. from Columbia University. Mr. Behrens also serves as a Director of Portola Packaging, Carrizo Oil and Gas, Domino's Pizza, PDI, as well as other private companies, including Bear Paw Energy LLC.

   Robert J. Clark (55) has served as a Director of the Company since 1996. Mr. Clark is the President of Bear Paw Energy LLC, a private gas gathering and processing company, formerly a wholly owned subsidiary of TransMontaigne, Inc. Mr. Clark formed Bear Paw Energy Inc. in 1995 and joined TransMontaigne in 1996 when TransMontaigne acquired a majority interest in the predecessor company. From 1988 to 1995 he was President of SOCO Gas Systems, Inc. and Vice President--Gas Management for SOCO. Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. and its affiliate NICOR Exploration, Northern Illinois Gas and Reliance Pipeline Company. Mr. Clark received his Bachelor of Science Degree from Bradley University and his M.B.A. from Northern Illinois University. During 1999, Mr. Clark served on the Audit and Governance Committee and Compensation Committee.

   Jay W. Decker (48) has served as President of the Company since March 1998 and as a Director since 1996. He had been the Executive Vice President and a Director of Hugoton Energy Corporation, a public independent oil company since 1995. From 1989 until its merger into Hugoton Energy, Mr. Decker was the President and Chief Executive Officer of Consolidated Oil & Gas, Inc., a private independent oil company and President of a predecessor company. Prior to 1989, Mr. Decker served as Vice President--Operations for General Atlantic Energy Company and in various capacities with Peppermill Oil Company, Wainoco Oil & Gas and Shell Oil Company. Mr. Decker received his Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. Mr. Decker also serves as a Director of FX Energy.

   Thomas R. Dension (39) has served as a Director of the Company since 1998. Mr. Denison has been a Managing Director and General Counsel of First Reserve Corporation since January 1998. Prior to joining First Reserve, he was a partner in the international law firm of Gibson, Dunn & Crutcher LLP, a firm which he joined in 1986 as an associate. Mr. Denison received his Bachelor of Science degree in Business Administration from the University of Denver and his Juris Doctor from the University of Virginia. Mr. Denison also serves as a Director of Anker Coal Group, Inc., as well as other private companies in the energy sector. During 1999, Mr. Denison served on the Executive and Compensation Committees and was Chairman of the Audit and Governance Committee.

   Thomas J. Edelman (49) has served as Chairman of the Board and Chairman and Chief Executive Officer of the Company since its formation and was the Company's President until March 1998. He co-founded SOCO and was its President from 1981 through early 1997. From 1980 to 1981, he was with The First Boston Corporation and from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from Harvard University's Graduate School of Business Administration. Mr. Edelman serves as Chairman of Range Resources Corporation and Bear Paw Energy LLC, and is a Director of Star Gas Corporation, WellBid, Inc. and Paradise Music & Entertainment, Inc. During 1999, Mr. Edelman served as Chairman of the Executive Committee and Dividend Administration Committee.

   Elizabeth K. Lanier (48) has served as a Director of the Company since 1998. Mrs. Lanier has served as Vice President and General Counsel of General Electric Power Systems since August 1998. From 1996 to 1998, Mrs. Lanier served as Vice President and Chief of Staff of Cinergy Corp. Mrs. Lanier received her Bachelor of Arts Degree with honors from Smith College and her Juris Doctorate from Columbia Law School where she was a Harlan Fiske Stone Scholar. Mrs. Lanier was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. From 1982 to 1984 she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio and a partner from 1984 to 1996. From 1977 to 1982 she was with the law firm of Davis Polk & Wardwell in New York City. She is immediate past Chair of the Ohio Board of Regents. During 1999, Mrs. Lanier served on the Audit and Governance Committee and Compensation Committee.

   Alexander P. Lynch (48) has served as a Director of the Company since 1996. Mr. Lynch has been a General Partner of The Beacon Group, a private investment and financial advisory firm since 1997. From 1995 to 1996, Mr. Lynch was Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm. From 1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch received his Bachelor of Arts Degree from the University of Pennsylvania and his M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lynch also serves as a Director of Canadian National Railway Company. During 1999, Mr. Lynch served on the Executive and Audit and Governance Committees and was Chairman of the Compensation Committee.

Board and Committee Meetings; Committees of the Board

   The Board held four meetings in 1999. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which they served except for Ms. Lanier.

   The Board has established four committees to assist in the discharge of its responsibilities. The committee membership of each Director is included with his or her biography.

   Executive Committee. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. The Executive Committee did not meet during 1999.

   Audit and Governance Committee. The Audit and Governance Committee reviews the professional services provided by the Company's independent public accountants and the independence of such accountants from management of the Company. This Committee also reviews the scope of the audit coverage, the quarterly and annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit and Governance Committee met twice during 1999.

   Compensation Committee. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. The Compensation Committee is also responsible for the administration of the 1998 Stock Purchase Plan. This Committee advises and consults with management regarding other benefits and significant compensation policies and practices of the Company. This Committee also considers nominations of candidates for corporate officer positions. The Compensation Committee met three times during 1999.

   Dividend Administration Committee. The Dividend Administration Committee authorizes, declares and sets the record date for the dividends that are paid on the Company's Common Stock and its Convertible Preferred Stocks. The Dividend Administration Committee will declare the dividends quarterly unless instructed otherwise by the Board. The Dividend Administration Committee met eight times in 1999.

Director Compensation

   During 1999, non-employee directors of the Company received an annual retainer of $20,000. The fees are payable quarterly, half in shares of the Company's Common Stock having a market value of $2,500 and half in cash payments of $2,500. In addition, non-employee directors received $1,000 for attendance at each meeting of the Board of Directors, and $250 for attendance at each meeting of a committee of the Board of Directors that is not held in conjunction with a meeting of the Board, in each case excluding telephone meetings. Directors are also reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

   In 1996, the Company adopted a stock option plan for non-employee directors (the "Directors Plan"). The Directors' Plan provides that the Company will automatically grant to each non-employee director, on the date of his appointment, election, reappointment or re-election as a member of the Board of Directors, a stock option for 5,000 shares of Common Stock. The exercise price for all director stock options is the fair market value on the date of grant. The duration of each option is five years from the date of award, and each option vests as to 30% of the shares covered after one year, an additional 30% of the shares after two years, and all remaining shares three years after the date of grant.

Executive Officers

   Set forth below is certain information as of April 24, 2000 regarding the executive officers of the Company:

                Name                Age              Position
                ----                ---              --------
 Thomas J. Edelman................   49  Chairman of the Board and Chief
                                         Executive Officer
 Jay W. Decker....................   48  President and Director
 David J. Kornder.................   39  Vice President and Chief Financial
                                         Officer
 James A. Lillo...................   45  Vice President
 Terry L. Ruby....................   41  Vice President
 David W. Siple...................   40  Vice President

--------
   For biographical information with respect to Messrs. Edelman and Decker, see "PROPOSAL I--Election of Directors" above.

   David J. Kornder has served as Vice President and Chief Financial Officer of the Company since May 1996. Prior to that time, he served as Vice President-- Finance of Gerrity beginning in early 1993. From 1989 through 1992, Mr. Kornder was an Assistant Vice President of Gillett Group Management, Inc. Prior to that, Mr. Kornder was an accountant with the independent accounting firm of Deloitte & Touche for five years. Mr. Kornder received his Bachelor of Arts Degree in Accounting from Montana State University.

   James A. Lillo has served as a Vice President of the Company since May 1998. From 1995 to 1998, Mr. Lillo was President of James Engineering, Inc., an independent petroleum engineering consulting firm. Previously, he served as Vice President of Engineering for Consolidated Oil & Gas, Inc., until its merger into Hugoton Energy Corporation, and President of a predecessor operating company since 1989. Prior to 1989, Mr. Lillo worked as an engineering consultant and as Manager of Reservoir Engineering for Hart Exploration and in various engineering capacities with Champlin Petroleum Company and Shell Oil Company. Mr. Lillo received his Bachelor of Science Degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines and is a Registered Professional Engineer.

   Terry L. Ruby has served as a Vice President of the Company since May 1996. Prior to that time, Mr. Ruby served as a senior landman of Gerrity beginning in 1992 and was appointed Vice President--Land in 1995. From 1990 to 1992, Mr. Ruby worked for Apache Corporation and from 1982 to 1990, he was employed by Baker Exploration Company. Mr. Ruby received his Bachelor of Science Degree in Minerals Land Management from the University of Colorado and his M.B.A. from the University of Denver.

   David W. Siple has served as a Vice President of the Company since May 1996. He joined SOCO's land department in 1994 and was appointed a Land Manager in 1995. From 1990 through May 1994, Mr. Siple was the Land Manager of Gerrity. From 1981 through 1989, Mr. Siple was employed by PanCanadian Petroleum Company in the Land Department. Mr. Siple received his Bachelor of Science Degree in Minerals Land Management from the University of Colorado.

Beneficial Ownership of Securities

   The following table provides information as to the beneficial ownership of Common Stock of the Company as of April 14, 2000 by each person who, to the knowledge of the Company, beneficially owned 5% or more of the Common Stock of the Company, each director of the Company, the four most highly compensated executive officers, including the Chief Executive Officer ("Named Officers"), and by all executive officers and directors of the Company as a group. No directors or executive officers of the Company beneficially own any equity securities of the Company other than Common Stock, 8.50% Preferred Stock and warrants. The Percent of Class Outstanding calculation was performed "as if" all 8.50% Preferred Stock outstanding was converted into Patina common stock (resulting in 4,785,594 additional common shares). The business address of each individual listed below is: c/o Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202.

                                                         Patina Common Stock
                                                       -----------------------
                                                        Number of  Percent of
                                                         Shares       Class
                                                       Owned(a)(b) Outstanding
                                                       ----------- -----------
Thomas J. Edelman (c).................................  1,537,119      7.0%
Jay W. Decker.........................................    422,579      2.0
David J. Kornder......................................    157,565        *
James A. Lillo........................................     46,271        *
Christopher C. Behrens (d)............................  1,875,522      8.8
Robert J. Clark.......................................     40,744        *
Thomas R. Denison (e).................................  2,701,252     12.7
Elizabeth K. Lanier...................................     11,983        *
Alexander P. Lynch....................................     20,744        *
All 11 executive officers and directors as a group....  6,905,061     31.3
Chase Venture Capital Associates, L.P. (d)............  1,875,522      8.8
 380 Madison Avenue, 12th Floor
 New York, New York 10017
Dimensional Fund Advisors (f).........................  1,057,496      5.0
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401
First Reserve Fund VII, Limited Partnership (e).......  2,689,469     12.7
 475 Steamboat Road
 Greenwich, Connecticut 06830
Southwestern Eagle L.L.C. (g).........................  1,775,900      8.4
 Six East 43rd Street
 Denver, Colorado 80202
Wellington Management Company, LLP (h)................  1,170,700      5.5
 75 State Street
 Boston, Massachusetts 02109

--------
 * Less than 1%
(a) The number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after April 14, 2000, are as follows:
    Mr. Edelman, 576,400 shares; Mr. Decker, 82,000 shares; Mr. Kornder, 59,340 shares; Mr. Lillo, 18,750 shares; Mr. Behrens, 9,000 shares; Mr. Clark, 14,500 shares; Mr. Denison, 7,500 shares; Mrs. Lanier, 7,500 shares; Mr. Lynch, 14,500 shares; and all 11 executive officers and directors as a group, 836,060 shares.

(b) The number of shares of Common Stock of the Company subject to common stock warrants exercisable at $12.50, are as follows: Mr. Kornder 109 shares; and all 11 executive officers and directors as a group 326 shares.
(c) The number of shares of Common Stock owned by Mr. Edelman includes 8,000 shares owned by Mr. Edelman's spouse, to which Mr. Edelman disclaims beneficial ownership.
(d) Mr. Behrens may be deemed to share beneficial ownership of the 676,317 shares of the 8.50% Preferred Stock (convertible into 1,779,796 common shares) and 86,726 shares of Common Stock owned by Chase Venture Capital Associates, L.P. through his role with Chase Venture Capital Associates, L.P. Mr. Behrens disclaims beneficial ownership of such shares of the 8.50% Preferred Stock and Common Stock.
(e) Mr. Denison disclaims any beneficial ownership of the 976,903 shares of the 8.50% Preferred Stock (convertible into 2,570,818 common shares) and
    118,651 shares of Common Stock owned by First Reserve Fund VII, Limited Partnership through its ownership of common stock of First Reserve Corporation, which is the sole general partner of First Reserve Fund VII, Limited Partnership. Mr. William E. Macaulay and Mr. John A. Hill, through their positions in, and shareholdings of, First Reserve may be deemed to share beneficial ownership of these shares. Mr. Macaulay and Mr. Hill also disclaim such beneficial ownership of these shares.
(f) The number of shares reported is based on information set forth in Schedule 13G dated February 11, 2000 filed by Dimensional Fund Advisors.
(g) The number of shares reported is based on information set forth in Schedule 13D/A dated September 2, 1999 filed by Southwestern Eagle L.L.C. Southwestern entered into a standstill agreement with the Company on April 12, 2000. In general, this agreement limits Southwestern's ownership to 19.9% of the total voting power of the Company's equity securities for a term of four years, prohibits the sale of common stock to any person who after the sale would own 5% or more of voting power and prohibits Southwestern from initiating any business combination or change of control with Patina without the consent of the Board of Directors. Additionally, Southwestern will vote on all matters, other than the election of directors, in accordance with the recommendations of the Board.
(h) The number of shares reported is based on information set forth in Schedule 13G dated February 9, 2000 filed by Wellington Management Company, LLP.

Executive Compensation

   Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 1999 of the Named Officers.

                         Summary Compensation Table (a)

                                 Annual Compensation (b)       Long Term Compensation
                              ------------------------------ ---------------------------
                                                              Restricted    Securities   All Other
   Name and Principal                                            Stock      Underlying   Compensa-
        Position         Year Salary($) Bonus($)(c) Other(d) Awards ($)(e) Options(#)(f) tion($)(g)
   ------------------    ---- --------- ----------- -------- ------------- ------------- ----------
Thomas J. Edelman (h)... 1999 $180,000   $523,750   $12,655    $ 393,750      372,000     $52,982
 Chairman and Chief      1998  358,333        --     76,436          --       108,000      48,413
 Executive Officer       1997  303,535    350,000       --     2,652,188      300,000      41,594
Jay W. Decker (i)....... 1999  242,000    302,812    11,234          --        48,000      41,182
 President               1998  190,000     75,000    27,626      687,500       96,000      27,580
David J. Kornder........ 1999  146,716    138,906    10,136          --        19,800      29,900
 Vice President,         1998  130,417     30,000    12,663          --        34,800      22,663
 Chief Financial Officer 1997  121,250     50,000       --       115,313       11,500      23,797
James A. Lillo (j)...... 1999  126,033     16,000     3,178          --        12,500      25,101
 Vice President          1998   83,333      9,000     4,375          --        25,000       9,895

--------

(a) Excludes the cost to the Company of other compensation that, with respect to any Named Officer, does not exceed the lesser of $15,000 or 10% of the Named Officer's salary and bonus.
(b) The salary amounts in the table are for the periods January 1, 1999 through December 31, 1999, January 1, 1998 through December 31, 1998 and January 1, 1997 through December 31, 1997.
(c) Bonuses are paid in March of each year based on performance during the preceding year. Bonus amounts are accrued in the year preceding the year in which the bonus is paid. Bonus amounts for 1999 for

   Messrs. Edelman, Decker, Kornder and Lillo were paid in shares of common stock, a portion of which were purchased under the Company's Stock Purchase Plan, and contributed to the Company's deferred compensation plan on their behalf. Bonus amounts for 1998 for Messrs. Decker, Kornder and Lillo were paid in shares of common stock contributed to the Company's deferred compensation plan on their behalf.
(d) Other annual compensation relates to the purchase of the Company's Common Stock at a discount to market under the 1998 Stock Purchase Plan. Participants purchased shares with cash under the plan during 1999 as follows: Mr. Edelman, 25,000 shares; Mr. Decker, 20,000 shares; Mr. Kornder, 15,000 shares; and Mr. Lillo, 6,250 shares. Participants purchased shares with cash or a portion of their 1997 bonus under the plan during 1998 as follows: Mr. Edelman, 108,076 shares; Mr. Decker, 40,000 shares; Mr. Kornder, 19,220 shares; and Mr. Lillo, 6,250 shares.
(e) The 1999 restricted stock award of 100,000 shares, valued at the grant date price of $3.9375 per share totaled $393,750. This award, valued at the 1999 year-end per share price of $8.625, totaled $862,500. The award was granted to Mr. Edelman in conjunction with the waiver of any 1998 bonus and the voluntarily reduction in his salary for the final nine months of 1999 to an annual rate of $120,000. The 1998 restricted stock award of 100,000 shares, valued at the grant date price of $6.875 per share, totaled $687,500. This award, valued at the 1998 year-end per share price of $2.9375, totaled $293,750. The award was granted to Mr. Decker in conjunction with his appointment as President and generally vests at 33% per year in March 1999, 2000 and 2001. The 1997 restricted stock award, valued at the 1997 year-end per share price of $7.6875, was granted to certain officers and key managers of the Company in conjunction with the October 1997 transactions that resulted in the elimination of SOCO's ownership in the Company. These shares generally vest at 25% per year on January 1, 1998, 1999, 2000 and 2001.
(f) Stock options were granted in February 1997, October 1997, February 1998, March 1998, May 1998, February 1999 and April 1999. In future years, stock options will generally be granted in February or March of each year based in part on performance during the preceding year.
(g) Includes amounts accrued or contributed for the year for the Named Officers under the Company's Profit Sharing and Savings Plan and as matching contributions under the Company's Deferred Compensation Plan for Select Employees as follows:

                                                     Profit        Deferred
                                                  Sharing Plan Compensation Plan
                                                  ------------ -----------------
Thomas J. Edelman........................... 1999   $ 16,982       $ 36,000
                                             1998     12,580         35,833
                                             1997     16,594         25,000
Jay W. Decker............................... 1999     16,982         24,200
                                             1998      8,580         19,000
David J. Kornder............................ 1999     15,228         14,672
                                             1998      9,621         13,042
                                             1997     11,672         12,125
James A. Lillo.............................. 1999     12,498         12,603
                                             1998      1,562          8,333

(h) Mr. Edelman waived his 1998 bonus and voluntarily reduced his salary for the final nine months of 1999 to an annual rate of $120,000. In consideration of these and other compensation arrangements, and to further align his interests with those of the stockholders, he was awarded 100,000 shares of restricted Common Stock in April 1999 and was simultaneously granted options to purchase 300,000 common shares. The options are exercisable at a price of $3.9375 per share, the fair market value of the Common Stock on the date of grant, and will vest over the next three years.
(i) Mr. Decker joined the Company as President in March 1998
(j) Mr. Lillo joined the Company as Vice President in April 1998.

Stock Option Grants and Exercises

   In 1996, the Company adopted the Employee Stock Option Plan which is administered by the Compensation Committee and provides for the granting of options to purchase shares of Common Stock to key employees of the Company and certain other persons who are not employees of the Company, but who from time to time provide substantial advice or other assistance or services to the Company. The plan permits options to acquire the greater of three million shares of Common Stock or 10% of outstanding diluted Common Stock at the time of the grant. During 1997, options to purchase 271,000 shares of Common Stock were granted to 56 employees at an average exercise price of $9.25 per share. During 1998, options to purchase 614,000 shares of Common Stock were granted to 65 employees at an average exercise price of $7.03 per share. During 1999, options to purchase 630,000 shares of Common Stock were granted to 65 employees at an average exercise price of $3.54 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant. All such options granted during 1997, 1998 and 1999 were for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after three years. In addition to the above, and in accordance with his employment agreement, Mr. Edelman was granted a five year fully vested option in October 1997 to purchase 250,000 shares of Common Stock at $9.875 per share.

Stock Option Grants

   The following table sets forth information for the fiscal year ended December 31, 1999 with respect to the grant of stock options to the Named Officers. The stock options were granted at the market price on the date of grant. No stock appreciation rights have been granted by the Company.

                                                Stock Option Grants
                         ------------------------------------------------------------------
                                                                              Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                                                                           Rates of Stock
                            Number of     % of Total                            Price
                           Securities      Options                        Appreciation for
                           Underlying     Granted to  Exercise            Option Terms (a)
                         Options Granted Employees in  Price   Expiration -----------------
          Name                  #        Fiscal Year  $/Share     Date       5%      10%
          ----           --------------- ------------ -------- ---------- -------- --------
Thomas J. Edelman.......      72,000         11.4%    $2.9375   2/18/04   $ 58,434 $129,123
Thomas J. Edelman.......     300,000         47.6%    $3.9375   4/12/04   $326,358 $721,165
                             -------         ----                         -------- --------
  Total.................     372,000         59.0%    $3.7440             $384,792 $850,288
Jay W. Decker...........      48,000          7.6%    $2.9375   2/18/04   $ 38,956 $ 86,082
David J. Kornder........      13,200          2.1%    $2.9375   2/18/04   $ 10,713 $ 23,673
David J. Kornder........       6,600          1.0%    $6.6250   7/21/04   $ 12,080 $ 26,695
                             -------         ----                         -------- --------
  Total.................      19,800          3.1%    $4.1667             $ 22,793 $ 50,368
James A. Lillo..........      12,500          2.0%    $2.9375   2/18/04   $ 10,145 $ 22,417

--------
(a) The assumed annual rates of stock price appreciation used in showing the potential realizable value of stock option grants are prescribed by rules of the Securities and Exchange Commission. The actual realized value of the options may be significantly greater or less than the amounts shown. For options granted during 1999 at an exercise price of $2.94, the values shown for 5% and 10% appreciation equate to a common stock price of $3.75 and $4.73, respectively, at the expiration date of the options. For options granted during 1999 at an exercise price of $3.94, the values shown for 5% and 10% appreciation equate to a common stock price of $5.03 and $6.34 respectively, at the expiration date of the options. For options granted during 1999 at an exercise price of $6.63, the values shown for 5% and 10% appreciation equate to a common stock price of $8.46 and $10.67 respectively, at the expiration date of the options.

Year-End Option Values Table

   The following table sets forth information at December 31, 1999 with respect to exercisable and non-exercisable options held by the Named Officers. The table also includes the value of "in-the-money" options, which represents the spread between the exercise price of the existing stock options and the year-end Common Stock price of $8.63 per share.

                                      Aggregate Option Exercises in 1999 and Year-End Values
                         ----------------------------------------------------------------------------------
                                                                            Value of Unexercised In-the-
                                                    Number of Unexercised               Money
                                                  Options at Year End 1999  Options at Year End 1999 (a)
                         Shares Acquired  Value   ------------------------- -------------------------------
          Name             on Exercise   Realized Exercisable Unexercisable  Exercisable     Unexercisable
          ----           --------------- -------- ----------- ------------- -------------   ---------------
Thomas J. Edelman.......       --          --       412,400      467,600     $     138,125   $     1,933,875
Jay W. Decker...........       --          --        36,800      117,200            54,775           390,600
David J. Kornder........       --          --        40,340       48,760            36,438           126,338
James A. Lillo..........       --          --         7,500       30,000            10,781            96,250

--------
(a) As of December 31, 1999, certain outstanding stock options were priced at a level above the Common Stock price on December 31, 1999 of $8.63 per share as follows: Mr. Edelman, 300,000 options (280,000 exercisable) and Mr. Kornder, 11,500 options (6,900 exercisable), respectively. As such, there is no value attributed to these options. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

   The Compensation Committee of the Board of Directors, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan, deferred compensation plan and stock purchase plan. The Committee also establishes salary and bonus ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

   In establishing compensation policies, the Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similar size oil and gas companies or other business opportunities available to such executive officers while, within the Company, being fair and discriminating on the basis of personal performance. Annual awards of stock options and stock grants are intended both to retain executives and to motivate them to accomplish long-term growth objectives and improve long-term stock market performance.

   In establishing the base salary and bonus ranges for its executive officers, the Company targets the median cash compensation of competitor's executives having similar responsibilities. Adjustments, in large part subjective, are made to account for cases in which the responsibilities of Company executives differ from the responsibilities of executives from the companies surveyed. Base salaries have historically been set below the median, as bonuses, which are primarily determined by individual performance together with the Company's overall operational and financial performance, will typically constitute a larger portion of cash compensation. To the extent the Committee requests, the Committee or individual Committee members are advised as to compensation levels of competitors based on detailed data believed to be most comparable to the Company as well as the results of more general surveys. Guided by this information, compensation ranges are established, and individual executive compensation within these ranges is determined based upon the individual's responsibilities and performance.

   In reviewing the Company's performance in 1999 for purposes of compensation decisions, the Committee noted that the Company had an exceptional year on all fronts. In 1999, the Company reported increasing production each of the four quarters, marking six consecutive quarters of production growth since mid 1998. The capital development program generated a projected rate of return in excess of 150% with an associated finding and development cost of $0.52 per Mcfe. Proved reserves increased 25% to 465.8 Bcfe and the pre-tax present value of the reserves, discounted at 10%, increased to $457.5 million, more than double the level one year ago. Total revenues for 1999 increased 23% to $91.6 million and the Company reported $15.0 million in net income for the year versus a loss of $4.5 million in 1998. The 11.75% Subordinated Notes were redeemed in July and half of the 7.125% preferred stock issue was redeemed in the fourth quarter and the remaining 7.125% preferred shares were called for redemption. Shortly after year-end, all remaining shares of the 7.125% preferred stock were redeemed or converted, fully eliminating the issue. With the successes enjoyed by the Company in 1999, the Common Stock price increased over 190% to $8.63 at December 31, 1999.

   Mr. Edelman has an employment agreement with the Company that provides for a yearly target bonus equal to his base salary, which was $360,000 at January 1, 1999. In August, the Committee approved a 2.5% cost of living adjustment for all office employees, effective September 1, 1999, as the Committee had not granted any salary increases to office employees in early 1999 due to the depressed state of the oil and gas industry. As such, Mr. Edelman's base salary was increased to $369,000, although the effective date was set at January 1, 2000. Mr. Edelman's bonus is based primarily on Company performance. The Committee has not established any particular formula or identified particular factors as more important than others in determining Company performance. The Committee considers various factors, including growth in reserves, net income and cash flow, as well as performance of the Company's Common Stock. The Committee also considers other matters, such as the extent to which these factors were influenced by management and its ability to position the Company for future growth. During 1999, the Committee specifically considered the excellent operational and financial performance and optimization of production from the Company's core assets. As a result, the Committee awarded Mr. Edelman 20,000 shares of common stock and a bonus of $340,000, which was directed for purchase of shares of the Company's Common Stock in the deferred compensation plan. The Committee also increased his annual salary by 5% to $391,000, effective March 1, 2000. In consideration of the 1999 bonus and increase in salary, the Committee also noted that Mr. Edelman waived his 1998 bonus and voluntarily agreed to reduce his salary for the final nine months of 1999 to an annual rate of $120,000. In consideration of these and other compensation arrangements, and to further align his interests with those of the stockholders, Mr. Edelman was awarded 100,000 shares of restricted Common Stock in April 1999 and was simultaneously granted options to purchase 300,000 common shares. The options granted are exercisable at a price of $3.9375 per share, the fair market value of the Common Stock on the date of grant, and will vest over the next three years. Bonuses for other officers and key managers are influenced by the Company's overall performance, but are determined primarily on senior management's assessment of individual performance and pre-established goals.

   Stock options are granted annually to Mr. Edelman and other officers and key employees to retain and motivate the grantees to improve long-term stock market performance. Options are granted only at the prevailing market price and will have value only if the price of the Company's Common Stock increases. Generally, options have a term of five years and vest 30% after one year, an additional 30% after two years and are fully vested after three years; unless agreed otherwise by the Compensation Committee an employee must be employed by the Company at the time of vesting in order to exercise the options.

   The Committee generally determines the number of options granted to Mr. Edelman and to other executives and key employees based on a formula under which the number of options granted is equal to a percentage of the individual's base salary. This percentage varies with the degree to which an individual's responsibilities might affect the long-term price of the Company's Common Stock. The Committee occasionally grants additional options when the Committee believes additional incentives are appropriate. During 1999, the Committee awarded 6,600 additional incentive options to certain officers.

   The Committee maintains a Deferred Compensation Plan for select employees as a means to provide additional incentive for key employees to remain in the employ of the Company. Under the plan, key employees selected by the Committee are permitted to defer a portion of their compensation for periods determined by them or until their employment by the Company ceases. The Committee also determines annually the matching contribution to be made by the Company and may, in addition, authorize additional

Company contributions to be made on behalf of designated individuals. Company matching contributions vest at 33% per year over three years, and any additional Company contributions vest over the period determined by the Committee. The Committee designated 10 key employees in 1999 as eligible to participate and determined that Company contributions would equal one hundred percent of each participant's contribution up to a maximum Company contribution of ten percent of any participant's salary.

   The Committee also maintains a Stock Purchase Plan as a means to provide additional incentive and to further promote the alignment of interests of our officers and stockholders. The plan, which was approved by the stockholders in 1998, allows certain officers, directors and managers, to purchase restricted common shares at a discount from the closing price of the stock on the trading day prior to the purchase. During 1999, the Compensation Committee approved 136,250 common shares for possible purchase at 75% of the closing price during the current plan year. As of April 14, 2000 participants have purchased 92,850 shares of common stock at prices ranging from $5.06 to $8.63 per share ($3.80 to $6.47 net price per share), resulting in cash proceeds to the Company of $395,000. Mr. Edelman purchased 25,000 shares under the plan, resulting in other compensation of $12,655.

   The foregoing report has been furnished by the members of the Compensation Committee.

                                          COMPENSATION COMMITTEE

                                          Alexander P. Lynch, Chairman
                                          Robert J. Clark
                                          Thomas R. Denison
                                          Elizabeth K. Lanier

Stockholder Return Performance Presentation

   Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the Dow Jones Equity Market Index and the Dow Jones Secondary Oils Index for the period May 1996 through December 1999. The Secondary Oils Index is composed of thirteen companies, all of which are significantly larger than the Company, selected by Dow Jones & Company, Inc. to represent non-major oil producers that generally do the bulk of their business domestically. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 3, 1996 and that all dividends were reinvested. The closing sales price of the Company's Common Stock on the last trading day of 1999 was $8.625.


                              [PERFORMANCE GRAPH]



                                                               December 31,
                                                     May 3, -------------------
                                                      1996  1996 1997 1998 1999
                                                     ------ ---- ---- ---- ----
DJ Equity Market Index..............................  $100  $117 $157 $202 $243
DJ Secondary Oil Index..............................   100   114  121   88  100
Patina Oil & Gas Corporation........................   100   119   99   38  111

Employment and Change In Control Agreements

   In July 1997, the Company entered into an employment agreement with the Chairman of the Board and Chief Executive Officer of the Company. The agreement became effective on October 21, 1997 with the closing of certain transactions that eliminated SOCO's ownership in the Company. In February 1998, the agreement was amended and restated to clarify certain provisions thereof. The agreement has a term ending on January 1, 2001 and provides Mr. Edelman with a base salary of $350,000 and a yearly target bonus in a like amount to be determined by the Compensation Committee in its sole discretion. Increases in Mr. Edelman's salary are at the discretion of the Compensation Committee. In February 1998, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $360,000, effective March 1, 2000; in August 1999, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $369,000, effective January 1, 2000 and in February 2000, the Compensation Committee approved an increase in Mr. Edelman's Base Salary to $391,000, effective March 1, 2000. The agreement provides Mr. Edelman with certain protections in the event of a change in control of the Company and with certain other compensation plans, benefits and perquisites commensurate with his executive positions with the Company.

   In June 1997, the Company adopted a Change In Control Plan (the "Plan") which established three levels of severance benefits in the event of a change in control of the Company. The Executives of the Company, as defined in the Plan, receive the highest level of compensation in the event of a change in control with the Key Managers, as identified by the Board, and Regular Employees, as defined in the Plan, receiving more limited severance benefits. Upon a change in control, all non-vested securities of the Company held by employees will automatically vest as will all non-vested rights under or in connection with all the Company's benefit plans, including the 401(k) plan, deferred compensation plan, stock purchase plan and restricted stock grant.

   If an Executive is terminated within one year of a change in control or if an Executive resigns after a Material Change, as defined in the Plan, occurring within one year of a change in control, the Executive will receive an Executive Payment which consists of 150% of Base Compensation as defined in the Plan, accrued but unpaid bonuses and the greater of the Executive's most recent annual bonus or the projected annual bonus for the year in which the change in control occurs. If a Key Manager or a Regular Employee is terminated without cause within one year of a change in control, or resigns within 30 days of a reduction in Base Compensation occurring within one year of a change in control, the Key Manager will receive a Key Manager Payment and the Regular Employee will receive a Regular Employee Payment. A Key Manager Payment consists of 100% of Base Compensation, accrued but unpaid bonuses and the greater of the most recent annual bonus or the projected annual bonus for the year in which the change in control occurs. A Regular Employee Payment consists of one quarter of Base Compensation, accrued but unpaid bonuses and the greater of one quarter of the most recent annual bonus or one quarter of the projected annual bonus for the year in which the change in control occurs.

Certain Relationships and Related Transactions

   Mr. Edelman is the Chairman of Range Resources Corporation, an oil and gas exploration and production company. Range Resources Corporation and the Company have never held interests or participated together in any transactions involving the same oil and gas properties. Mr. Edelman also serves as Chairman of Bear Paw Energy LLC, a private gas gathering and processing company. The President of Bear Paw Energy LLC, Mr. Robert J. Clark, serves as a Director of Patina Oil & Gas Corporation. Mr. Behrens, a Director of Patina, also serves as a Director of Bear Paw Energy LLC. Bear Paw Energy LLC and the Company have never held interests or participated together in any transactions involving the same oil and gas pipelines or properties.

Indebtedness of Management

   As of April 14, 2000 certain officers had loans outstanding with the Company. These loans were made to the Messrs. Decker and Kornder in March 1998 and October 1997, respectively. The Company loaned Mr. Decker $584,375, or 85% of the total purchase price of 100,000 common shares at $6.875 per share. The Company loaned Mr. Kornder $85,000, or 85% of the total purchase price of 10,127 common shares at $9.875 per share. Both loans are represented by recourse promissory notes that bear interest at the rate of 8.5% per annum payable each March 31 until the note is paid. The interest due as of March 31, 1999 was forgiven by the Company. The interest due March 31, 2000 was paid by Messrs. Decker and Kornder. The maturity dates of Mr. Decker's and Mr. Kornder's notes are March 16, 2001 and January 2, 2001, respectively. Mr. Decker's loan is secured by 200,000 common shares purchased and granted to him while Mr. Kornder's loan is secured by 25,127 common shares purchased and granted to him.

   The Company has an additional $35,000 of loans outstanding to two other key managers of the Company who purchased shares of Common Stock. The indebtedness of each key manager is in the form of a recourse promissory note which bears interest at the rate of 8.50% per annum payable each March 31 until the notes are paid. The maturity date for the indebtedness is January 2, 2001. The obligation of each key manager is secured by all of the shares purchased and granted to him.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of such reports are required to be furnished to the Company.

   Based solely on a review of such forms furnished to the Company and certain written representations from the Executive Officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were complied with on a timely basis, except an amended Form 4 filed by Mr. David R. Macosko for August 1999.

  PROPOSAL II--APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
                              INDEPENDENT AUDITORS

   The Board of Directors has selected Arthur Andersen LLP to be the Company's independent auditors for the current fiscal year. Although ratification by stockholders of the appointment of Arthur Andersen LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. Arthur Andersen LLP has served as the Company's independent auditors since its inception. Arthur Andersen LLP does not have and has not had at any time any direct or indirect financial interest in the Company and does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in Arthur Andersen LLP.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends that the stockholders vote FOR the approval of such appointment.

Other Business

   The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under the accompanying proxy will, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

Submission of Proposals by Stockholders for the Company's 2001 Annual Meeting

   In order to be eligible for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its corporate offices in Denver, Colorado by December 26, 2000.

Annual Report and Form 10-K

   The 1999 Annual Report of the Company for the fiscal year ended December 31, 1999, including audited financial statements, is being forwarded to each stockholder of record as of April 14, 2000, together with this Proxy Statement.

   A copy of the Company's report on Form 10-K for 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders on request to:

  Patina Oil & Gas Corporation
  1625 Broadway, Suite 2000
  Denver, Colorado 80202
  Attention: Investor Relations

Other Matters

   The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

   The Board of Directors of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                                          Patina Oil & Gas Corporation
                                          By Order of the Board of Directors

                                          David J. Kornder
                                          Secretary

Denver, Colorado
April 24, 2000

                          PATINA OIL & GAS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS


     The Annual Meeting of Stockholders (the "Annual Meeting") of Patina Oil & Gas Corporation (the "Company") will be held at the corporate offices of the Company, 20/th/ Floor, 1625 Broadway, Denver, Colorado, on Thursday, May 25, 2000 at 9:00 a.m. Mountain Daylight Time. The list of stockholders entitled to vote at the Annual Meeting will be open to the examination by any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices. Such list will also be produced at the Annual Meeting and be kept open during the Annual Meeting for inspection by any stockholder who may be present. The purposes for which the Annual Meeting is to be held are as follows:

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------

The Board of Directors recommends that the stockholders vote FOR EACH of the nominees and proposals listed below.
     Please mark

     your vote as

     indicated in

     this example

                                                                             FOR

WITHHELD

                    FOR ALL

1.   To elect a board of seven directors, each for a one year term.          [_]
     Nominees for Election at Annual Meeting:
     Christopher C. Behrens, Robert J. Clark, Jay W. Decker,
     Thomas R. Denison, Thomas J. Edelman, Elizabeth K. Lanier,
     Alexander P. Lynch

     WITHHELD FOR: (Write in Nominee's name in the space provided below)


     ___________________________________________________________________

2.   To approve the appointment of Arthur Andersen LLP as
     the Company's independent auditors for the current
     fiscal year.                                           FOR      AGAINST
                    ABSTAIN
                                                            [_]        [_]

3.   To transact any other business which properly may be
     brought before the Annual Meeting or any
     adjournments(s) thereof.                               FOR      AGAINST
     ABSTAIN
                                                            [_]        [_]

Subject to the provisions of the By-laws of the Company, registered stockholders as of April 14, 2000 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy (ii) that are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to stockholders, their proxies and invited guests of the Company.


_________________________________________
(Signature)


__________________________________________
(Signature if held jointly)



Date:_____________________________________
(Please sign exactly as your name appears hereon, if stock is registered in more than one name, each holder should sign.
When signing as an attorney,
administrator, executor, guardian or
trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)